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              FINANCIAL SERVICES ACQUISITION CORPORATION             Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                             JURISDICTION
              SUBSIDIARY                                   OF INCORPORATION
------------------------------------------               ---------------------

EURO BROKERS INVESTMENT CORPORATION                       DELAWARE

EURO BROKERS HOLDINGS INC.                                NEW YORK

EURO BROKERS INC.                                         NEW YORK

EURO BROKERS MAXCOR INC.                                  NEW YORK
(ALSO DOING BUSINESS AS MAXCOR FINANCIAL GROUP)

E-B FUNDING CORPORATION                                   DELAWARE

EURO BROKERS DATA INC.                                    NEW YORK

EURO BROKERS HOLDINGS LTD.                                ENGLAND

EURO BROKERS INTERNATIONAL LTD.                           ENGLAND

EURO BROKERS FINANCIAL SERVICES LTD.                      ENGLAND

EURO BROKERS SERVICES LTD.                                ENGLAND

EURO BROKERS TOKYO INC.                                   DELAWARE

YAGI EURO CORPORATION                                     JAPAN

EURO BROKERS CANADA LTD.                                  CANADA

EURO BROKERS MEXICO, S.A. de C.V.                         MEXICO

EURO BROKERS AUSTRALIA LTD.                               ENGLAND

EURO BROKERS AUSTRALIA PTY LTD.                           AUSTRALIA

YAGI EURO (HONG KONG) LTD.                                HONG KONG